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                                            Exhibit 23.1

                        CONSENT OF INDEPENDENT
                     CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
401(k) Savings Plan
New York, New York


We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-8 (No. 333-17743) of our report dated October 18, 1999, relating to the financial statements of TMP Worldwide Inc. 401(k) Savings Plan (the "Plan"), appearing in the Plan's Annual Report on Form 11-K for the year ended December 31, 1997.


/s/ BDO SEIDMAN, LLP
New York, New York

March 31, 2000